Exhibit 1.5

                                                                [Execution Copy]




                                Pricing Agreement
                                -----------------



First Union Securities, Inc.
301 South College Street, TW-8
Charlotte, North Carolina 28288

                                                                December 6, 2000


Ladies and Gentlemen:

         Regency Centers, L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 6, 2000 (the "Underwriting Agreement"), between the Partnership and Regency Realty Corporation, a Florida corporation ("Regency"), on the one hand, and First Union Securities, Inc., on the other hand, to issue and sell to First Union Securities, Inc. (the "Underwriters") the Securities specified in Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that (i) each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement and (ii) the condition set forth in Section 7(d) of the Underwriting Agreement shall be deemed satisfied by the delivery of letters, dated August 23, 2000 and August 29, 2000, from KPMG LLP, which had been delivered in connection with another issuance of Debt Securities, in each case, addressed to the Underwriters.

         Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule I hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Partnership and Regency agree to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Partnership and Regency, at the time and place and at the purchase price to the Underwriters set forth in
Schedule I hereto, the Designated Securities.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters, the Partnership and Regency.

                                       Very truly yours,

                                       Regency Centers, L.P.

                                       By:  Regency Realty Corporation,
                                            general partner



                                            By:   /s/ Bruce M. Johnson
                                               ---------------------------------
                                                  Name:  Bruce M. Johnson
                                                  Title: Managing Director and
                                                         Chief Financial Officer


                                       Regency Realty Corporation



                                       By:   /s/ Bruce M. Johnson
                                          --------------------------------------
                                          Name:  Bruce M. Johnson
                                          Title: Managing Director and
                                                 Chief Financial Officer

Accepted as of the date hereof:

First Union Securities, Inc.



By:  ..............................
     Name:
     Title:

                                   SCHEDULE I

Title of Designated Securities:

         8% Notes due December 15, 2010

Aggregate principal amount:

         $10,000,000

Price to Public:

         100% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 15, 2000 to the Time of Delivery

Purchase Price by Underwriters:

         99.375% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 15, 2000 to the Time of Delivery

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

         10:00 a.m. (New York City time) on December 15, 2000

Indenture:

         Indenture, dated as of March 9, 1999, among the Partnership, the Guarantors named therein and First Union National Bank, as Trustee

Maturity:

         December 15, 2010

Interest Rate:

         8%

Interest Payment Dates:

         June 15 and December 15, commencing June 15, 2001

Redemption Provisions:

         None

Sinking Fund Provisions:

         No sinking fund provisions


Closing location for delivery of Designated Securities:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004

Additional Closing Conditions:

         None

Names and addresses of Representatives:

         Designated Representatives:  First Union Securities, Inc.

         Address for Notices, etc.: 301 South College Street, TW-8, Charlotte, North Carolina 28288

Other Terms:

         None